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                                                                   Exhibit 10.16

                   1990 CHANGE IN CONTROL AND SEVERANCE POLICY
              FOR TOP TIER OFFICERS OF UNITED STATES TRUST COMPANY
                      OF NEW YORK AND AFFILIATED COMPANIES

                             AS AMENDED AND RESTATED
                        EFFECTIVE AS OF OCTOBER 22, 1996



1. PURPOSE

         This document sets forth the 1990 Change in Control and Severance Policy for Top Tier Officers of United States Trust Company of New York, as amended and restated effective as of October 22, 1996.

         The purpose of the Plan is to provide for payments to (and other benefits for) certain officers of the United States Trust Company of New York and designated affiliates thereof whose service is terminated under certain circumstances following changes in the ownership or management of U.S. Trust Corporation, and to provide for regular severance payments to certain of such officers whose service is otherwise terminated.

2. DEFINITIONS

         The following definitions are applicable to the Plan:

         "ACT" means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

         "AFFILIATE" means any affiliate of the Trust Company that has been designated by the Committee specifically for purposes of participation in the Plan.

         "AWARDS PLANS" means the 1990 Annual Incentive Plan of United States Trust Company of New York and Affiliated Companies (the "AIP"), the Executive Incentive Plan of U.S. Trust Corporation, the 1995 Annual Incentive Plan of United States Trust Company of New York and Affiliated Companies, and any successor plan of any of the foregoing.

         "BASE SALARY" means, with respect to any Participant, the Participant's base salary as in effect at the time his or her service is terminated; provided, however, that if a Participant terminates his or her service following a reduction in the Participant's base salary, then, for purposes of
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Section 5, the Participant's "Base Salary" shall mean his or her base salary as in effect immediately prior to any such reduction.

         "CHANGE IN CONTROL" has the meaning set forth in Section 5(f).

         "CHANGE IN CONTROL BENEFIT" means any payment or other benefit that a Participant may be entitled to receive under any Change in Control Plan upon a change in control (as defined in such Plan) or upon the Participant's involuntary termination (as defined in such Plan) following such change in control.

         "CHANGE IN CONTROL PLAN" means any plan (including this Plan), program, policy, or agreement or resolution of the Board of Directors of the Corporation or the Trust Company under which a Change in Control Benefit may be provided to a Participant. All Change in Control Plans shall be listed in Schedule C hereto, which shall be amended as necessary, from time to time, by the Committee.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITTEE" means the Compensation and Benefits Committee of the Board of Directors of the Trust Company.

         "CORPORATION" means U.S. Trust Corporation.

         "FORMER MANAGEMENT COMMITTEE MEMBER" means any of the individuals listed in Schedule B hereto.

         "401(K) PLAN" means the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies.

         "INVOLUNTARY TERMINATION" has the meaning set forth in Section 5(e).

         "1987 POLICY" means the 1987 Change in Control Policy of United States Trust Company of New York and Affiliated Companies, as set forth in and adopted by resolutions of the Board of Directors of U.S. Trust Corporation at its meeting on December 8, 1987. The 1987 Policy is reproduced in Schedule D hereto.

         "PARTICIPANT" has the meaning set forth in Section 4.

         "PAYMENT" means any and all payments to which a Participant is or may become entitled in accordance with the provisions of the Plan.

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         "PLAN" means the 1990 Change in Control and Severance Policy for Top
Tier Officers of United States Trust Company of New York and Affiliated Companies, as set forth herein and as amended from time to time.

         "RETIREMENT PLAN" means the Employees' Retirement Plan of United States Trust Company of New York and Affiliated Companies.

         "STOCK PLAN" means the 1989 Stock Compensation Plan of U.S. Trust Corporation, as in effect on any date prior to January 1, 1994.

         "TRUST COMPANY" means United States Trust Company of New York.

3. ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee shall have exclusive authority to determine all matters involving the administration, operation and interpretation of the Plan, in its discretion. All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties. After a Change in Control, all powers of the Committee under this Plan shall be exercised solely by the Committee as it was constituted immediately prior to such Change in Control.

4. PARTICIPATION

         (a) A "Participant" shall mean any officer of the Trust Company or an Affiliate who (i) is a Participant in the Executive Incentive Plan of U.S. Trust Corporation, or (ii) is included in the list of persons designated for participation in the Plan set forth in Schedule A hereto, as the same may be amended from time to time by the Committee, in its sole discretion.

         (b) Notwithstanding any other provisions of the Plan, no Participant who is otherwise eligible to receive a Payment under the Plan who is employed by the Trust Company or an Affiliate under the terms of a written employment contract shall be entitled to receive such Payment, except to the extent otherwise provided in such contract.

5. CHANGE IN CONTROL

         (a) SPECIAL SEVERANCE PAYMENT. Any Participant who experiences an Involuntary Termination within two years following a Change in Control, and any Participant who is a member of the Office of Chairman of the Trust Company and who voluntarily terminates employment with the Trust Company and all of its affiliates within six months following a Change in Control, shall be entitled to receive a Payment in an amount equal to

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                  (i) the sum of:

                        (A) two times the Participant's annual Base Salary,

                        (B) two times the average of the highest three awards
                  the Participant earned under the Awards Plans for the five years prior to the year during which the Change in Control occurs, and

                        (C) in the case of a Participant who is a Former
                  Management Committee Member not entitled to a Payment under
                  Section 6, the amount of the Payment to which he would otherwise be entitled under Section 6 if he were a Senior Vice President,

                  (ii) reduced by the aggregate amount the Participant is actually paid under all other severance or separation plans, policies and arrangements maintained by the Trust Company or its Affiliates.

For purposes of computing amounts described in clause (i)(B) above, awards earned under the Awards Plans for years preceding the year in which a Change in Control occurs shall be deemed to have equalled the amount of such awards before reduction on account of (x) any ESOP Contributions made on behalf of the Participant under the 401(k) Plan, (y) any amount taken into account in determining the number of Benefit Equalization Units (as defined in the Stock
Plan) credited to the Participant's account under the Stock Plan or (z) any Supplemental ESOP Contribution amount credited to the Participant's account under the Executive Deferred Compensation Plan of U.S. Trust Corporation. Except as otherwise provided in Section 7(a), no Participant's Payment under the Plan shall be less than the amount he would have received under the 1987 Policy.

         (b) OTHER BENEFITS. Any Payment payable to a Participant under this
Section 5 shall be paid in addition to any payments or benefits the Participant receives under Section 6 and under any other applicable plans, programs or agreements.

         (c) MEDICAL/LIFE INSURANCE CONTINUATION COVERAGE. A Participant who, without regard to the limitation set forth in Section 4(b), is entitled a Payment under this Section 5 shall also be entitled to the continuation (on the same terms and conditions) of any medical and life insurance coverage to which the Participant was entitled immediately prior to his or her termination of employment for a period of two years following such termination.

         Notwithstanding the above, to the extent that a Participant becomes covered under the medical or life insurance arrangements of an employer other than the Trust Company or an affiliate, the Trust Company shall no longer be obligated to provide comparable benefits hereunder.

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         (d) METHOD OF PAYMENT. Any Payment payable to a Participant under this
Section 5 shall be paid in a lump sum cash payment as soon as practicable after the termination of such Participant's employment.

         (e) INVOLUNTARY TERMINATION. For purposes of this Section 5, an "Involuntary Termination" shall mean the termination of a Participant's employment with the Trust Company and all of its affiliates

                  (i) by the Trust Company or any Affiliate, or

                  (ii) by such Participant following any

                        (A) reduction in the Participant's Base Salary, or in
                  the Participant's opportunity to earn an annual bonus in an amount at least equal to the percentage of the Participant's annual base salary that was used to determine the target bonus award for the year immediately preceding the year in which a Change in Control occurs,

                        (B) change, without the Participant's consent, in the
                  location of his place of employment to a borough other than Manhattan or, if such place of employment is not in Manhattan, to a city other than the city in which his place of employment is located,

                        (C) material diminishment of the Participant's
                  responsibilities with respect to the business of the Trust Company or any Affiliate, or

                        (D) other material adverse change in the conditions of
                  his employment with the Trust Company or any Affiliate.

         An Involuntary Termination pursuant to clause (ii) above shall be deemed to occur within two years following a Change in Control if the event described in subclause (A), (B), (C) or (D) that gives rise to such termination occurs within two years following a Change in Control and such termination occurs within six months after such event. In addition, if the Participant's employment with the Trust Company and all of its affiliates is terminated by the Trust Company or any affiliate at any time prior to a Change in Control and the Participant reasonably demonstrates that such termination was at the request of a third party who had indicated an intention or had taken steps reasonably calculated to effect such Change in Control and who effectuated such Change in Control, such termination of the Participant's employment shall be treated, for purposes of this Plan, as an Involuntary Termination of the Participant's employment occurring immediately after the Change in Control.

         Notwithstanding any other provision herein, no payment shall be made to a Participant pursuant to this Section 5 upon the Participant's termination of employment unless such termination

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of employment constitutes an "Involuntary Termination" as defined in this
Section 5(e), except as otherwise provided in Section 5(a) in the case of a Participant who is a member of the Office of Chairman.

         (f) CHANGE IN CONTROL. For purposes of this Section 5, a "Change in Control" shall mean that any of the following events has occurred:

                  (i) 20% or more of the common shares of the Corporation has been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Corporation,

                  (ii) there has been a merger or equivalent combination after which 49% or more of the voting shares of the surviving corporation is held by persons other than former shareholders of the Corporation, or

                  (iii) 20% or more of the directors elected by shareholders to the Board of Directors of the Corporation are persons who were not nominated by the Corporation's Board of Directors or by the Executive Committee of the Corporation's Board of Directors in the most recent proxy statement of the Corporation.

6. REGULAR SEVERANCE

         (a) REGULAR SEVERANCE PAYMENT. Any Participant other than a Former Management Committee Member who is an officer of the Trust Company at or above the rank of Senior Vice President whose employment is terminated by the Trust Company because of job discontinuance or inadequate job performance shall be entitled to a Payment in an amount equal to 26 times his weekly Base Salary.

         A Participant who is entitled to a Payment under this Section 6 shall also be offered the services of a professional outplacement counseling firm, such services to be paid for by the Trust Company. The duration, extent and cost of such services will be determined by the Trust Company in its sole discretion.

         Notwithstanding the foregoing, a Participant whose employment is terminated by the Trust Company because of dishonesty or other malfeasance shall not be entitled to any Payment or other benefit under this Section 6.

         (b) METHOD OF PAYMENT. Any Payment payable under this Section 6 with respect to a Participant's termination of employment shall be paid in a lump-sum cash payment as soon as practicable following such Participant's termination of employment.

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7. PAYMENT LIMITATIONS

         Notwithstanding any other provision of the Plan to the contrary, the amount of the Payments that a Participant may otherwise be entitled to receive hereunder shall be subject to the following limitations:

         (a) LIMIT ON SECTION 5(a)(i)(A) AND (B) AMOUNTS. In the case of any Participant whose employment with the Trust Company or an Affiliate is terminated after he has attained age 63, the amounts that otherwise would be taken into account under Section 5(a)(i)(A) and (B) in determining the Payment to which the Participant is entitled under Section 5 shall be that percentage of such amounts determined by dividing (x) the number of calendar months in the period that begins on the first day of the month in which the Participant's employment is terminated and that ends on the last day of the month in which the Participant will attain age 65, by (y) 24.

         (b) LIMIT ON SECTION 5(a)(i)(C) AND SECTION 6 AMOUNTS. In the case of any Participant whose employment with the Trust Company is terminated at any time within six months prior to the date on which the Participant will attain age 65, the amount that otherwise would be taken into account under Section 5(a)(i)(C) in determining the Payment to which the Participant is entitled under
Section 5, or that otherwise would be taken into account in determining the Payment to which the Participant is entitled under Section 6, shall be that percentage of such amount determined by dividing (x) the number of calendar months in the period that begins on the first day of the month in which the Participant's employment is terminated and that ends on the last day of the month in which the Participant will attain age 65, by (y) 6.

8. GROSS-UP PAYMENT

         If any Change in Control Benefit payable to a Participant (a "Benefit Payment") is or will be subject to the excise tax imposed with respect to "excess parachute payments" under section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), the Participant shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Participant will retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon Benefit Payment. The Gross-Up Payment shall be payable to a Participant in accordance with the following provisions:

                  (a)Whenever a Participant becomes entitled to receive any Benefit Payment, the Trust Company's independent auditors as designated by the Trust Company's Board of Directors prior to the occurrence of the Change in Control giving rise to such Benefit Payment (the "Accounting Firm") shall determine (i) whether such Benefit Payment is or will be subject to Excise Tax; (ii) whether any Benefit Payments previously made to the Participant ("Prior Benefit Payments") are or will be subject to Excise Tax in an amount

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         exceeding the amount taken into account in calculating the Gross-Up
         Payment, if any, that was made to the Participant in respect of such prior Benefit Payments; (iii) the amount of the Excise Tax payable by the Participant with respect to such Benefit Payment and all Prior Benefit Payments; and (iv) the amount of the Gross-Up Payment payable to the Participant hereunder with respect to such Benefit Payment and all Prior Benefit Payments, less the amount of any Gross-Up Payment previously made to the Participant.

                  (b) If the Accounting Firm determines that no Excise Tax is payable by the Participant with respect to such Benefit Payment and all Prior Benefit Payments, the Accounting Firm shall furnish the Participant and the Trust Company with a written statement certifying that the Accounting Firm has determined that no Excise Tax is payable, setting forth the reasons for its determination, and stating that the Participant has substantial authority not to report any Excise Tax on his or her federal income tax return.

                  (c) If the Accounting Firm determines that a Gross-Up Payment is payable to a Participant, it shall furnish the Participant and the Trust Company with a written statement of its determination, and all accompanying calculations and other material supporting its determination. The amount of the Gross-Up Payment so determined by the Accounting Firm to be payable to the Participant shall be paid to the Participant as soon as practicable after the Accounting Firm's determination has been furnished to the Participant and the Trust Company.

                  (d) If in connection with any audit of a Participant's federal income tax returns it is determined that the Participant is liable for Excise Tax with respect to any Benefit Payments in an amount in excess of the amount taken into account in any determination previously made by the Accounting Firm under Section 8(a), the Participant may, by written notice to the Trust Company, request that a Gross-Up Payment be made to the Participant with respect to such additional Excise Tax amount. Promptly after receipt of such notice, the Trust Company shall cause the Accounting Firm to review the Participant's request and to determine the amount, if any, of the Gross-Up Payment to which the Participant is entitled with respect to such additional Excise Tax amount. The Participant shall furnish the Accounting Firm with such information and documents as the Accounting Firm may reasonably request to enable it to make a determination as to the Participant's request. The Accounting Firm shall furnish the Participant and the Trust Company with a written statement of its determination as to the Participant's request, and all accompanying calculations and other material supporting its determination. The Gross-Up Payment, if any, determined by the Accounting Firm to be payable to the Participant shall be paid to the Participant as soon as practicable after the Accounting Firm has made its determination.

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9. PAYMENT OF LEGAL FEES

         The Trust Company shall promptly pay, or reimburse each Participant for, all reasonable legal fees and expenses incurred by the Participant in seeking to obtain, or enforce or defend his or her right to receive, any Change in Control Benefit provided under any Change in Control Plan.

10. AMENDMENT

         Prior to a Change in Control, the Board of Directors of the Trust Company may amend or terminate this Plan, in whole or in part, at any time. Except as hereinafter provided, the Plan, and any Schedules attached to the Plan, shall not be amended or terminated following a Change in Control. The Board of Directors of the Trust Company may, however, at any time before a Change in Control, or within 45 days following a Change in Control where the percentage of the Corporation's common shares acquired or directors appointed under clause (i) or (iii), respectively, of Section 5(f) is at least 20% but less than 25%, direct by resolution that no Payments shall be made and no benefits provided pursuant to Section 5, which resolution may be rescinded or countermanded at any time with or without retroactive effect.

11. UNSECURED CREDITOR STATUS


         A Participant shall have the status of a general unsecured creditor of the Trust Company with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Trust Company to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes, as well as for purposes of any applicable provisions of Title I of ERISA.

         All payments to be made under the Plan shall be paid from the general assets of the Trust Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except that the Trust Company may establish and fund a "grantor trust" (as defined in Sections 671, et seq., of the Code) to provide for any payments under the Plan.

         Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Trust Company or any affiliate thereof.

12. NONALIENATION OF PAYMENT

         A Participant's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her beneficiary.

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13. TAXES

         The Trust Company shall deduct from any Payment otherwise required to be made under the Plan all Federal, state, local and other taxes required by law to be withheld with respect to such Payment.

14. PAYMENTS TO PERSONS OTHER THAN PARTICIPANTS

         If the Committee shall find that any Participant to whom a Payment is payable under the Plan is unable to care for his affairs because of illness, accident or legal incapacity, then any Payment due to such Participant may, if the Committee so directs the Trust Company, be paid to his or her spouse, child or other relative, an institution maintaining or having custody of such person, or any person deemed by the Committee to be a proper recipient on behalf of such Participant, unless a prior claim therefor has been made by a duly appointed legal representative. In the event that any Participant to whom any Payment is payable under the Plan dies before he receives his or her Payment, such Payment shall be paid to his or her estate.

         Any payment made under this Section 14 shall be a complete discharge of the liability of the Trust Company therefor.

15. NO LIABILITY OF COMMITTEE MEMBERS

         No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Trust Company shall indemnify and hold harmless each member of the Committee, and each employee, officer or director of the Trust Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any amount paid in settlement of a claim with the approval of the Board of Directors of the Trust Company) arising out of any act or omission in connection with the Plan unless arising out of such person's own fraud or bad faith.

16. SUPERSEDING EFFECT

         Except to the extent otherwise provided herein, the Plan supersedes the 1987 Policy. In addition, Section 9 supersedes the resolution adopted by the Board of Trustees of United States Trust Company of New York (as then constituted) at its meeting on January 26, 1988, regarding the payment of legal fees and expenses.

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17. GOVERNING LAW

         The provisions of the Plan shall be governed by and construed in accordance with the applicable provisions of the Act and the laws of the State of New York.

18. SUCCESSORS

         The Plan shall inure to the benefit of the Participants and shall be binding upon the Trust Company, the Corporation, and any assignee or successor corporation or organization resulting from the merger, consolidation or other reorganization thereof or succeeding to substantially all of the assets and business thereof. The Trust Company and the Corporation agree that they will make appropriate provision for the preservation of the Participants' rights under the Plan in any agreement or plan that they may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

19. SEVERABILITY

         If any provision of the Plan is determined to be invalid or unenforceable, the remaining provisions of the Plan shall not for that reason alone also be determined to be invalid or unenforceable.

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                                   SCHEDULE A

                           James B. Cowperthwait
                           Richard E. Foley
                           W. Michael Funck
                           Norman Goldberg
                           Carl A. Harnish
                           Rosemary Sagar
                           Carol A. Strickland
                           Franklin E. Ulf
                           Charles E. Wert
                           Howard E.N. Wilson
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                                   SCHEDULE B

                           H. Marshall Schwarz
                           Jeffrey S. Maurer
                           Frederick B. Taylor
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                                   SCHEDULE C


Employees' Retirement Plan of United States Trust Company of New York and Affiliated Companies

Benefit Equalization Plan of U.S. Trust Corporation

Supplemental Pension Agreements between U.S. Trust Corporation and Messrs. Maurer, Schwarz and Taylor

1989 Stock Compensation Plan and Predecessor Plans of U.S. Trust Corporation

1995 Stock Option Plan of U.S. Trust Corporation

Executive Incentive Plan of U.S. Trust Corporation

Executive Deferred Compensation Plan of U.S. Trust Corporation

Deferred Restricted Unit Plan of U.S. Trust Corporation

1990 Change in Control and Severance Policy for Top Tier Officers of United States Trust Company of New York and Affiliated Companies

                                   SCHEDULE D

                          1987 CHANGE IN CONTROL POLICY


         Set forth below are the terms of the 1987 Change in Control Policy of United States Trust Company of New York and Affiliated Companies:

         In the event of an "involuntary termination" within two years following a "change in control" of a senior officer who is a member of the Management Committee of United States Trust Company of New York or such entity as may succeed to substantially the same rights and responsibilities of such committee (the "Management Committee") on the date of such "change in control", such senior officer shall be paid in a lump sum, promptly following such termination, the sum of (a) an amount equal to such senior officer's then current annual base salary, plus (b) an amount equal to the average of the highest three of the prior five years' awards payable to such senior officer pursuant to the Annual Incentive Plan of United States Trust Company of New York and Affiliated Companies (the "Annual Plan"), such amounts to be in addition to any other coverages, payments and distributions to which such senior officer is entitled, except as may be specifically provided in a written agreement entered into by United States Trust Company of New York (the "Trust Company") and such senior officer.